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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 33-64335 and 33-64335-01) of Starwood Lodging Trust and Starwood Lodging Corporation of our report dated January 26, 1996 on our audit of the statement of net assets of hotel operations of 730 Minn. Hotel
Properties I, Inc. d/b/a Doubletree Grand Hotel at Mall of America as of December 31, 1995, 1994 and 1993 and the related statements of hotel operating revenue and expenses and hotel cash flows for each of the three years in the period ended December 31, 1995, our report dated January 30, 1996 on our audit of the statement of net assets of hotel operations of 730 Mass. Hotel Properties I, Inc. d/b/a Westin - Waltham Hotel as of December 31, 1995, 1994 and 1993 and the related statements of hotel operating revenue and expenses and hotel cash flows for the years ended December 31, 1995 and 1994 and the period from April 1, 1993 (commencement of operations) to December 31, 1993, our report dated February 27, 1996 on our audit of the statement of net assets of hotel operations of 730 MO Hotel Properties I, Inc. d/b/a The Ritz-Carlton, Kansas City as of December 31, 1995 and 1994 and the related statements of hotel operating revenue and expenses and hotel cash flows for the year ended December 31, 1995 and the period from February 22, 1994 (commencement of operations) to December 31, 1994, our report dated February 13, 1996 on our audit of the statement of net assets of hotel operations of 730 Georgia Hotel Properties I, Inc. d/b/a Doubletree Concourse, Atlanta as of December 31, 1995 and 1994 and the related statements of hotel operating revenue and expenses and hotel cash flows for the year ended December 31, 1995 and the period from April 5, 1994 (commencement of operations) to December 31, 1994, our report dated February
17, 1996 on our audit of the balance sheet of 730 Cal Hotel Properties I Associates d/b/a Doubletree Hotel - Horton Plaza as of December 31, 1995, 1994 and 1993 and the related statements of operations and partners' capital, and cash flows for each of the three years in the period ended December 31, 1995, our report dated February 28, 1996 on our audit of the statement of net assets of hotel operations of 730 Cal Hotel Properties II, Inc. d/b/a Doubletree Hotel Los Angeles Airport as of December 31, 1995, 1994 and 1993 and the related statements of hotel operating revenue and expenses and hotel cash flows for the years ended December 31, 1995 and 1994 and the period from April 1, 1993 (commencement of operations) to December 31, 1993, our report dated June 21, 1996 on our audit of the Historical Summaries of Gross Revenue and Direct Operating Expenses of the hotel property, The Ritz-Carlton, Philadelphia, for the years ended December 31, 1995 and 1994, our report dated May 17, 1996 on our audit of the Historical Summary of Gross Revenue and Direct Operating Expenses of the hotel property, The Sheraton Fort Lauderdale Airport Hotel, for the year ended December 31, 1995, our report dated June 20, 1996 on our audit of the Historical Summary of Gross Revenue and Direct Operating Expenses of the hotel property, The Ritz-Carlton, Kansas City, for the year ended December 31, 1993, and our report dated June 26, 1996 on our audit of the Historical Summary of Gross Revenue and Direct Operating Expenses of the hotel property, Doubletree Concourse Hotel, Atlanta, for the year ended December 31, 1993 which reports are included in this Form 8-K dated July 15, 1996. We also consent to the reference to our firm under the caption "Experts".


                                        PANNELL KERR FORSTER, PC


Boston, Massachusetts
July 15, 1996